UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

KRANEM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-53563	02-0585306
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1840 Gateway Drive, Suite 200, San Mateo, CA 94404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 319-6743

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2011, Kranem Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) to acquire 100% ownership of Adora ICT Srl, an Italian company (“Adora”), from E-Company Srl and Ms. Cristina Carra, the existing stockholders of Adora (the “Sellers”). Adora provides telecommunications equipment and services to various customers in Italy. The aggregate consideration is contingent on the 2011 and 2012 audited financials of Adora (the “Audit”), but is expected to be less than $2,500,000, and comprises (a) cash, part of which shall be paid on the later of (i) the date that Adora’s 2011 audited financials is completed or (ii) the date that the Company closes its next equity financing and the remaining part of which shall be on the day after Adora’s 2012 Audit is completed; and (b) stock at $1.00 per share (the “Transaction Stock”) part of which is to be issued on the day after Adora’s 2011 Audit is completed and the remaining part of which is to be issued on the day after Adora’s 2012 Audit is completed.

The Purchase Agreement requires Mr. Massimo Santangelo (“Mr. Santangelo”), the current chief executive officer of Adora, to continue to work for Adora for five years and prohibits him from working with a competitor or otherwise competing with Adora for two years after he leaves Adora.

The Purchase Agreement is subject to customary closing conditions, warranties and representations.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated herein by reference in its entirety into Item 2.01. The Sellers, Adora and Mr. Santangelo signed the Purchase Agreement on December 20, 2011 and the Company signed it on December 21, 2011. The Company acquired Adora from the Sellers under the terms and conditions of the Purchase Agreement. The Parties agreed therein that the Purchase Agreement was to be effective on November 1, 2011.

Item 3.02. Unregistered Sales of Equity Securities.

As described in the Item 1.01 of this Current Report on Form 8-K, the Company will issue the Transaction Stock in two tranches on (i) the day after Adora’s 2011 Audit is completed and (ii) the day after Adora’s 2012 Audit is completed. The shares are to be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”). The Company relied on these exemptions from registration based in part on representations made by the Sellers. The shares of Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Purchase Agreement stipulates that the Transaction Stock (i) is restricted securities and (ii) may not be sold or otherwise transferred except in accordance with all federal and state securities law.

This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing information set forth in Items 1.01, 2.01 and 3.02 is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which in redacted form is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosures.

The news release announcing this matter is furnished as Exhibit 99.1 and incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains forward looking statements and are indicated by words such as “anticipates” and other similar words or phrases. Actual events or results may differ materially from those described herein. Such forward-looking statements are subject to a number of risks and uncertainties that could cause the actual results or performance of the Company to differ materially from those described herein, include but not limited to the impact of the global economic environment on the Company’s customer base (particularly telecom and law enforcement agencies) and the resulting uncertainties; changes in technology and market requirements; decline in demand for the Company’s products; inability to timely develop and introduce new software, services and applications; difficulties or delays in absorbing and integrating acquired operations, technologies and personnel; loss of market share; pressure on pricing resulting from competition; and inability to maintain certain marketing and distribution arrangements.

Item 9.01. Financial Statements and Exhibits.

We will file the required financial statements of Adora's as an amendment hereto on or before March 7, 2012.

(d) Exhibits.

Exhibit No.	Description

10.1*	Stock Purchase Agreement (Redacted) between Kranem Corporation, a Colorado corporation, Adora, an Italian corporation, Mr. Santangelo, the CEO of Adora, and the equity holders of Adora.
99.1	Kranem Corporation Acquires Adora ICT Srl.

*Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2011	KRANEM CORPORATION

	By:	/s/ Edward Miller
	Name:	Edward Miller
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1*	Stock Purchase Agreement (Redacted) between Kranem Corporation, a Colorado corporation, Adora, an Italian corporation, Mr. Santangelo, the CEO of Adora, and the equity holders of Adora.
99.1	Kranem Corporation Acquires Adora ICT Srl.

*Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted information has been filed separately with the Securities and Exchange Commission.